As filed with the Securities and Exchange Commission on June 5, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE ROYCE FUND
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Royce Funds (11 Series)

Royce Dividend Value Fund

Royce Global Financial Services Fund

Royce International Premier Fund

Royce Micro-Cap Fund

Royce Opportunity Fund

Royce Pennsylvania Mutual Fund

Royce Premier Fund

Royce Small-Cap Value Fund

Royce Smaller-Companies Growth Fund

Royce Special Equity Fund

Royce Total Return Fund

Special Meeting of Shareholders
Scheduled to be Held on July 14, 2020

Your vote is critical!

Recently, we sent proxy materials to you regarding the special meeting of shareholders for the funds listed above that is scheduled to be held on July 14, 2020. The fund’s records indicate that we have not received your vote. We urge you to vote as soon as possible to ensure that your shares are represented at the special meeting and to allow the fund to obtain a quorum so that it can hold the special meeting as scheduled.

Your vote is important, no matter the size of your fund holdings. Please vote promptly so your vote can be received prior to the July 14, 2020 special meeting of shareholders.

How to vote

Online: Visit the website listed on the enclosed proxy card and enter the control number appearing on the card. Follow the on-screen prompts to vote.
Phone: Call the toll-free telephone number listed on the enclosed proxy card and enter the control number appearing on the card. Follow the touch-tone prompts to vote.
Mail: Return the completed and signed proxy card in the enclosed postage-paid envelope so that it is received prior to the July 14, 2020 special meeting of shareholders. .

Please call Royce Shareholder Services toll-free at 1-800-841-1180 with any questions you may have about the proposal.

If you need assistance voting, please call 1-866-209-8568 to speak to a live proxy specialist. We can answer your questions and record your vote.

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES TODAY!